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                                                                     EXHIBIT 3.3

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           DIAGNOSTIC IMAGING, INC.


      Pursuant to Section 607.1007 of the Florida Business Corporation Act, Diagnostic Imaging, Inc. (the "Corporation") hereby restates its Articles of Incorporation, as follows:

                                ARTICLE I - NAME

      The name of this Corporation is DIAGNOSTIC IMAGING, INC.

                         ARTICLE II - PRINCIPAL OFFICE

      The principal place of business and mailing address of the Corporation shall be 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

                             ARTICLE III - PURPOSE

      The Corporation is organized for the purpose of transacting any and all lawful business.

                           ARTICLE IV - CAPITAL STOCK

      The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, of Common Stock.

                         ARTICLE V - DIRECTOR LIABILITY

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director except as expressly provided by the applicable provisions of the Florida Business Corporation Act. No amendment to or repeal of this Article V shall have the effect of creating or increasing liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                          ARTICLE VI - INDEMNIFICATION

      A. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify each officer and director of the Corporation, and may indemnify any other person, to the maximum extent permitted by Section 607.0850 of the Florida Business Corporation Act, or any successor provision, and other applicable laws.

      B. NON-EXCLUSIVITY OF RIGHTS. The rights conferred by this Article VI shall not be exclusive of any other right (including, without limitation, any right relating to indemnification or advancement of expenses) that any director, officer, representative, employee or other agent
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may have or hereafter acquire under the Florida Business Corporation Act, any other statute or any agreement, or pursuant to a vote of shareholders or directors, or otherwise.


      C.   EFFECT OF REPEAL OR MODIFICATION.  No repeal or modification of this
Article VI shall limit the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                     ARTICLE VII - AFFILIATED TRANSACTIONS

      Pursuant to Section 607.0901(5)(a) of the Florida Business Corporation Act, the Corporation elects not to be governed by the provisions of Section
607.0901 of the Florida Business Corporation Act and any successor provision.

                    ARTICLE VIII - CONTROL SHARE ACQUISITION

      Pursuant to Section 607.0902(5)(a) of the Florida Business Corporation Act, the Corporation elects not to be governed by the provisions of Section
607.0902 of the Florida Business Corporation Act and any successor provision.

                            ARTICLE IX - AMENDMENTS

      The Corporation reserves the right to alter, amend or rescind any provision contained in these Articles of Incorporation.

                    ARTICLE X - REGISTERED AGENT AND ADDRESS

      The name and address of the Corporation's registered agent are as follows:

                    Frederick E. Dell
                    Physician Sales & Service, Inc.
                    4345 Southpoint Boulevard
                    Jacksonville, Florida 32216


      IN WITNESS WHEREOF, Diagnostic Imaging, Inc. has caused these Restated Articles of Incorporation to be signed in its name by its duly authorized officer this 7th day of July, 1997.

                                 DIAGNOSTIC IMAGING, INC.


                                 By:/s/ Frederick E. Dell
                                    ------------------------------
                                    Frederick E. Dell
                                    President

                                      -2-
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                        CERTIFICATE OF APPROVAL OF THE
                     RESTATED ARTICLES OF INCORPORATION OF
                           DIAGNOSTIC IMAGING, INC.


     Pursuant to Section 607.1007 of the Florida Business Corporation Act, the undersigned hereby certifies that certain amendments to the Articles of Incorporation of Diagnostic Imaging, Inc. (the "Corporation"), which are set forth in the Restated Articles of Incorporation of the Corporation attached
hereto as Exhibit A, required shareholder approval.   Furthermore, the
          ---------
undersigned certifies that a sufficient number of votes were cast by the shareholders to approve all amendments requiring shareholder approval. Such amendments were approved by the shareholders on July 7, 1997.

     IN WITNESS WHEREOF, Diagnostic Imaging, Inc. has caused this Certificate to be signed in its name by its duly authorized officer this 7th day of July, 1997.

                              DIAGNOSTIC IMAGING, INC.


                              By:   /s/ Frederick E. Dell
                                    ------------------------------
                                    Frederick E. Dell
                                    President
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                           CERTIFICATE OF ACCEPTANCE
                          AS THE REGISTERED AGENT OF
                           DIAGNOSTIC IMAGING, INC.


     Pursuant to section 607.0501(3) of the Florida Business Corporation Act, the undersigned hereby accepts the appointment as the registered agent for Diagnostic Imaging, Inc. (the "Corporation") set forth in the Corporation's Restated Articles of Incorporation attached hereto as Exhibit A. Furthermore,
                                                      ---------
the undersigned understands and accepts the obligations and responsibilities associated with serving as the registered agent for the Corporation.

     IN WITNESS WHEREOF, the undersigned executes this Certificate this 7th day of July, 1997.


                                   /s/ Frederick E. Dell
                                   ------------------------------
                                   Frederick E. Dell